Exhibit 99.1

For Immediate Release

Contact:
Dennis Craven (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces First-Quarter 2006 Earnings

PALM BEACH, Fla., May 9, 2006—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today announced results for the three months ended March 31, 2006.

	Q1 2006	Q1 2005	% Change*
Total revenue	$64,602	$55,099	17%
Net income (loss) applicable to common shareholders	$3,200	$(828)	486%
Diluted income (loss) per share	$0.07	$(0.02)	450%
Funds from operations (FFO)	$13,442	$6,164	118%
Adjusted FFO	$12,947	$8,916	45%
FFO per share	$0.28	$0.15	87%
Adjusted FFO per share	$0.27	$0.22	23%
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$22,483	$17,348	30%
Adjusted EBITDA	$21,913	$18,610	18%

*	In thousands, except per share and percentage change data

FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not GAAP (generally accepted accounting principles) financial measures and are discussed in further detail and reconciled to net income applicable to common shareholders later in this press release.

Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA exclude other charges and discontinued operations.

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Operating Results

Revenue per available room (RevPAR) for 65 of the company’s hotel properties (excluding three hotels closed for conversion and two hotels acquired in 2005) rose 7.9 percent to $80.09 for the first quarter 2006, compared to the same period in 2005. Average daily rate (ADR) improved 6.8 percent to $109.59, and occupancy was up 1.1 percent to 73.1 percent. The 2006 first quarter RevPAR improvement reflects a 26.5 percent increase in RevPAR at the company’s eight Silicon Valley, Calif. hotel properties, driven by a 16.9 percent rise in occupancy to 78.5 percent and a 8.2 percent advance in ADR.

Excluding Silicon Valley, RevPAR for the company’s comparable hotels increased 4.6 percent due to three of the company’s 13 Hampton Inns, which were negatively impacted in the quarter. “Two properties were undergoing significant renovations, and a third exterior-corridor property was in the process of transitioning to another brand at the end of its Hampton Inn franchise agreement,” said Jeffrey H. Fisher, chief executive officer and president. “Excluding these three hotels, our Hampton Inn properties performed in line with the brand for the quarter, reporting 11.3 percent RevPAR growth versus 11.5 percent for the brand. Our 42 Residence Inn properties reported RevPAR growth of 9.9 percent, compared to 10.0 percent for the brand systemwide. As these figures indicate, the company’s two flagship brands, Residence Inn and Hampton Inn, performed well during the first quarter.”

Gross operating profit margins for the company’s 65 comparable hotels increased 80 basis points to 44.3 percent, compared to the 2005 first quarter. Margins were impacted

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approximately 60 basis points due to substantial renovations at two properties and a large deductible in conjunction with a worker’s compensation claim. These three items reduced Adjusted FFO by $0.01.

“We enjoyed a strong first quarter, as our hotels reported very positive operating results and our earnings came in at the upper end of our Adjusted FFO and EBITDA guidance,” Fisher added. “We continued to benefit from solid uptrends in the industry and the economy, and the strong demand patterns among both leisure and business travelers. With new supply growth still at historically low rates, we agree with industry experts who predict that there remains significant upside potential to be realized.”

“Operationally, we reported strong 7.9 percent RevPAR growth, which was at the upper end of our 6 percent to 8 percent guidance. We continued to experience very solid bounce-back at our Silicon Valley properties, with RevPAR gains in excess of 26 percent. Other markets that performed well include Denver, up 16 percent; Atlanta, up 14 percent; and Chicago, Dallas and Washington D.C, up 11 percent each. Overall, our operators have been very focused on rate, which increased nearly 7 percent and was the primary driver of our RevPAR growth. Occupancy also continues to grow, and we see room for further gains as the year progresses.”

Acquisitions/Development/Renovations Update

In terms of the company’s external growth strategy, two hotels acquired in 2005 that currently are closed for renovation and repositioning, have experienced delays versus the original projections. Permitting delays for the properties in Atlantic City and Montvale, N.J. presented

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scheduling challenges, and those properties now are expected to open in the first quarter of 2007. Construction is expected to start this month, and estimated total contruction costs for these two properties is approximately $28 million, up from previous guidance of $21 million.

In California, the company broke ground in March on a 150-suite Embassy Suites hotel in Valencia, in the Santa Clarita Valley north of L.A., and projects an early 2007 opening. The company expects to spend approximately $17 million in 2006 on this development. These properties represent a substantial source of embedded growth in 2007, with their locations in strong markets with high barriers to new competition.

Fisher said that along with internal growth, the company is very focused on external growth through acquisitions and developments. “We continue to target premium brands in the upscale extended-stay sectors, select-service and full-service hotels that have the potential to be rebranded and repositioned, and opportunistic acquisitions, with all targets located in major urban markets with multiple demand generators and high barriers to new competition. We also will selectively consider development opportunities where it makes economic sense or in markets where the cost of building a new hotel is comparable to or lower than prices for existing hotels.”

Regarding acquisitions made in 2005, Fisher noted that the newly renovated 224-room Westin Governor Morris hotel in Morristown, N.J. is exceeding the company’s RevPAR projections after experiencing some ramp-up constraints immediately following the acquisition. “Additionally, the food and beverage operation is doing particularly well due to an increase in the

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number of group events booked throughout the week and special events on the weekend. The 80-room Bulfinch hotel in Boston, Mass., is gaining momentum in the marketplace and has been featured on national television shows and recognized as one of the world’s best hotels by Travel and Leisure.”

Capital Structure

Dennis Craven, chief financial officer, pointed out that the company continues to maintain one of the industry’s strongest capital structures and lowest-levered balance sheets. “There were no significant changes to our balance sheet during the quarter. Our debt to investment in hotels at cost ratio is a low 27 percent as of March 31, 2006. Our weighted average interest rate on our total debt is 7.2 percent, and 69 percent of our total debt is at fixed rates. We have approximately $77 million outstanding on our line of credit and expect to issue debt in the second quarter, with proceeds to be used to pay down a portion of our credit line and free up capital for our conversions, acquisitions and development.”

Dividend

The dividend for the first quarter was maintained at a rate of $0.15, which represents a 150 percent increase over the $0.06 first quarter dividend last year. The company expects to increase the dividend in the third quarter based on its projections for continued sustainable growth.

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Earnings Guidance

The company reaffirmed the following range of estimates for 2006, based on assumed RevPAR growth of 6 percent to 8 percent for the year (forecasted financial results do not include any assumptions for future acquisitions, developments, dispositions or capital markets transactions):

•	Net income applicable to common shareholders of $20.5 million to $24.5 million for the year;

•	Diluted income per share of $0.48 to $0.57 for the year;

•	Adjusted FFO per share of $1.30 to $1.38 for the year;

•	Adjusted EBITDA of $98 million to $102 million for the year;

•	Gross operating profit margin increase of approximately 60 basis points for 2006 (includes effect of a 70 basis point increase in 2006 for incentive management fees which have not historically been paid); and

•	Capital expenditures of approximately $19 million remain in 2006 (excludes $45 million of capital expenditures related to the two hotels closed for conversion and one hotel under development).

See reconciliations of net income applicable to common shareholders to FFO per share, Adjusted FFO per share and Adjusted EBITDA included in the tables of this press release. FFO per share, Adjusted FFO per share, and Adjusted EBITDA are not GAAP financial measures and are discussed in further detail in this press release.

The company will hold a webcast of its first quarter 2006 conference call today, May 9, 2006, at 10 a.m. Eastern time. Interested parties may go to the company’s Web site and click on Conference Calls. They also may listen to an archived web cast of the conference call on the Web site, or may dial (800) 405-2236, pass code 11058786, to hear a telephone replay. The archived web cast and telephone replay will be available through Tuesday, May 16, 2006.

Innkeepers USA Trust owns 70 hotels with a total of 8,816 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring and/or developing premium branded upscale

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extended-stay, select-service and full-service hotels and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends (EBITDA), and (vi) Adjusted EBITDA. The following explains why we believe these measures, when considered along with earnings per share, calculated in accordance with GAAP, help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO, FFO per share, Adjusted FFO (defined below) and Adjusted FFO per share provide useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other real estate investment trusts use FFO as a measure of their financial and operating performance, and therefore provides another basis of comparison for management. FFO, as defined, adds back historical cost depreciation. Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period of time. In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful supplemental measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO. Additionally, FFO per share and Adjusted FFO per share targets have historically been used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition. The company defines Adjusted FFO

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as FFO (as defined by NAREIT), adjusted for non-recurring and/or non-cash items, including discontinued operations and impairment losses. FFO, Adjusted FFO, FFO per share, Adjusted FFO per share are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends. The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gains (losses) from sales of property, discontinued operations and impairment losses. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other businesses measure their performance, in part, by their EBITDA results, which provides another basis for comparison between companies. EBITDA and Adjusted EBITDA are also factors in management’s evaluation of the financial and operating performance of the company, hotel level performance, investment opportunities, dispositions and financing transactions. EBITDA and Adjusted EBITDA are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies. These measures do not reflect certain expenses that the company incurred and will incur, such as depreciation and interest (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be considered as an alternative to net income, net cash provided by operating activities, or any other financial and operating performance measure prescribed by GAAP. These measures should only be used in conjunction with GAAP measures.

Forward-Looking Statement Safe Harbor

This press release, and other publicly available information on the Company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as “should”, “may”, “believe” and “estimate”, or assumptions, estimates or forecasts about future hotel and Company performance and results, and the Company’s future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the Company’s expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses), (ii) risks that war, terrorism or similar activities,

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widespread health alerts, disruption in oil imports or higher oil prices, or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company’s key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington, DC, etc.), (iv) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (v) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) risk that the Company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (viii) risks related to an increasing focus on development, including permitting risks, increasing the proportion of Company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (ix) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the Company’s hotels in particular, (x) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xi) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.). The Company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the Company’s expectation, or for any other reason.

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2006	2005
Revenue:
Hotel operating
Rooms	$60,545	$53,031
Food and beverage	2,078	299
Telephone	361	392
Other	1,509	1,271
Corporate
Other	109	106

Total revenue	64,602	55,099

Expenses:
Hotel operating
Rooms	12,648	11,200
Food and beverage	1,584	236
Telephone	747	683
Other	730	595
General and administrative	6,400	5,690
Franchise and marketing fees	4,124	3,773
Amortization of deferred franchise conversion	292	363
Advertising and promotions	2,250	1,688
Utilities	3,449	2,961
Repairs and maintenance	2,761	2,424
Management fees	1,956	1,792
Amortization of deferred lease acquisition	131	131
Insurance	414	387
Corporate
Depreciation	9,217	8,502
Amortization of franchise fees	18	17
Ground rent	138	129
Interest	5,049	4,908
Amortization of loan origination fees	218	210
Property taxes and insurance	3,026	2,893
General and administrative	2,462	2,038
Amortization of unearned compensation	358	97
Other charges	(495)	2,698

Total expenses	57,477	53,415

Income before minority interest	7,125	1,684
Minority interest, common	(55)	20
Minority interest, preferred	(1,045)	(1,068)

Income from continuing operations	6,025	636
Income from discontinued operations	—	(54)
Gain on sale of assets from discontinued operations	75	1490

Net income	6,100	2,072

Preferred share dividends	(2,900)	(2,900)

Net income (loss) applicable to common shareholders	$3,200	$(828)

Earnings (loss) per share data:
Basic – continuing operations	$0.07	$(0.06)

Basic	$0.07	$(0.02)

Basic – weighted average shares	42,876,076	39,902,804

Diluted – continuing operations	$0.07	$(0.06)

Diluted	$0.07	$(0.02)

Diluted – weighted average shares	43,352,908	39,902,804

INNKEEPERS USA TRUST

CALCULATION OF FFO, ADJUSTED FFO, EBITDA, ADJUSTED EBITDA AND

RECONCILIATION TO NET INCOME APPLICABLE TO COMMON SHAREHOLDERS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2006	2005
CALCULATION OF FFO
Net income (loss) applicable to common shareholders	$3,200	$(828)
Depreciation	9,217	8,502
Gain on sale of assets	(75)	(1,490)
Minority interest, preferred	1,045	0
Minority interest, common	55	(20)

Diluted FFO	$13,442	$6,164

Weighted average number of common shares and common share equivalents	47,821,208	41,033,267

FFO per diluted share	$0.28	$0.15

FFO	$13,442	$6,164
Other charges	(495)	2,698
Discontinued operations	—	54

Adjusted FFO	$12,947	$8,916

Adjusted FFO per diluted share	$0.27	$0.22

	Three Months Ended March 31,
	2006	2005
CALCULATION OF EBITDA
Net income applicable to common shareholders	$3,200	$(828)
Interest	5,049	4,908
Depreciation and amortization	10,234	9,320
Minority interest, common	55	(20)
Minority interest, preferred	1,045	1,068
Preferred share dividends	2,900	2,900

EBITDA	$22,483	$17,348

Other charges (1)	(495)	2,698
Discontinued operations	—	54
Gain on sale of assets	(75)	(1,490)

Adjusted EBITDA	$21,913	$18,610

(1)	Other charges in 2006 includes $745 related to business interruption proceeds, offset by $250 in costs associated with the Company’s exploration of a possible sale of the Company. Other charges in 2005 includes extinguishment of debt costs related to the partial defeasance of outstanding debt of $16,500 encumbering three hotels that were sold during the first quarter of 2005.

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2006	December 31, 2005
ASSETS
Investment in hotels:
Land and improvements	$150,079	$150,375
Buildings and improvements	754,178	754,131
Furniture and equipment	107,005	106,944
Renovations in process	12,537	4,534
Hotels under development	4,749	4,413

	1,028,548	1,020,397
Accumulated depreciation	(239,297)	(230,139)

Net investment in hotels	789,251	790,258

Cash and cash equivalents	23,190	11,897
Restricted cash and cash equivalents	7,288	6,675
Accounts receivable, net	5,763	6,124
Prepaid and other	2,141	2,478
Deferred and other	19,142	19,546

Total assets	$846,775	$836,978

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$280,475	$269,426
Accounts payable and accrued expenses	17,688	15,956
Payable to manager	510	236
Franchise conversion fee obligations	10,593	10,714
Distributions payable	9,636	9,645

Total liabilities	318,902	305,977

Minority interest in Partnership	47,147	47,982

Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 shares issued and outstanding	145,000	145,000
Common shares, $0.01 par value, 100,000,000 shares authorized, 43,027,146 and 37,966,756 issued and outstanding, respectively	430	429
Additional paid-in capital	461,884	460,873
Unearned compensation	(1,990)	(1,939)
Distributions in excess of earnings	(124,598)	(121,344)

Total shareholders’ equity	480,726	483,019

Total liabilities and shareholders’ equity	$846,775	$836,978

INNKEEPERS USA TRUST

DEBT COMPOSITION

As of March 31, 2006

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate		Maturity Date	Encumbered Properties
Unsecured Line of Credit(1)	$76,574	6.06%		July 2007	—
Industrial Revenue Bonds(1)	$10,000	3.12%		December 2014	—
Term Loan #1	$22,866	8.17%		October 2007	8
Term Loan #2	$34,559	8.15%		March 2009	8
Term Loan #3	$27,936	7.02%		April 2010	7
Term Loan #4	$45,242	7.16%		October 2009	6
Term Loan #5	$49,245	7.75%		January 2011	6
Mortgage	$12,613	10.35%		June 2010	1
Adjustments (4)	$1,440	—		—	—

TOTAL	$280,475	7.2	%(2)	3.9 years(3)	36

(1)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%
(2)	Weighted average calculated using the stated interest rate
(3)	Weighted average maturity
(4)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)

INNKEEPERS USA TRUST

OTHER DATA

(in thousands, except shares data)

	March 31, 2006	March 31, 2005
CAPITALIZATION
Common share market capitalization	$741,000	$552,000
Total market capitalization	$950,000	$996,000
Common share closing price	$16.95	$12.91
Common share dividend(1)	$0.55	$0.21
Common share dividend yield(1)	3.2%	1.6%
Preferred share closing price	$24.79	$25.10
Preferred share dividend(2)	$2.00	$2.00
Preferred share dividend yield(2)	8.1%	8.0%

DEBT COVERAGE
Debt weighted average interest rate	7.2%	7.3%
Debt to investment in hotel properties, at cost	27%	25%
Debt and preferred shares to investment in hotel properties	41%	40%
Debt to market capitalization	30%	24%
Debt and preferred shares to market capitalization	38%	39%

LIQUIDITY/FLEXIBILITY
Debt due 2005	—	$4,000
Debt due 2006	$4,000	$5,000
Debt due 2007	$103,000	$58,000
Debt due 2008	$5,000	$5,000
Debt due 2009 and thereafter	$168,000	$168,000

Unencumbered hotel assets(3)	48%	47%
Unsecured Line of Credit outstanding balance	$76,574	$30,000
Unsecured Line of Credit available balance(4)	$46,926	$95,000

SHARES AND UNITS OUTSTANDING
Common Shares	43,023,202	42,774,412
Common Partnership Units	666,891	709,400
Preferred Partnership Units	3,801,409	3,884,469
Preferred Shares	5,800,000	5,800,000

(1)	Regular common share dividends declared for the trailing twelve months ended March 31, 2006 and 2005.
(2)	Regular annual preferred share dividends .
(3)	Based upon the number of hotels.
(4)	The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings. The $135 million revolving unsecured line of credit available balance has been reduced by $11.5 million in letters of credit at March 31, 2006.

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

	March 31, 2006	Three Months Ended March 31,		% Inc (dec)
		2006	2005
PORTFOLIO(1)
Average Daily Rate		$109.59	$102.58	6.83%
Occupancy		73.09%	72.33%	1.05%
RevPAR		$80.09	$74.20	7.94%

Number of hotel properties	65
Percent of total rooms	100.0%
Percent of room revenue(2)	100.0%

BY SEGMENT
Upscale Extended Stay
Average Daily Rate		$109.35	$101.81	7.41%
Occupancy		76.21%	75.14%	1.42%
RevPAR		$83.34	$76.50	8.94%

Number of hotel properties	49
Percent of total rooms	74.7%
Percent of room revenue(2)	77.7%

Upscale(1)
Average Daily Rate		$127.79	$119.35	7.07%
Occupancy		70.16%	68.96%	1.74%
RevPAR		$89.66	$82.31	8.93%

Number of hotel properties	3
Percent of total rooms	5.8%
Percent of room revenue(2)	6.4%

Mid Priced(1)
Average Daily Rate		$104.65	$100.70	3.92%
Occupancy		61.99%	62.54%	-0.88%
RevPAR		$64.87	$62.97	3.02%

Number of hotel properties	13
Percent of total rooms	19.5%
Percent of room revenue(2)	15.9%

BY FRANCHISE AFFILIATION
Residence Inn
Average Daily Rate		$109.53	$102.20	7.17%
Occupancy		76.09%	74.23%	2.51%
RevPAR		$83.34	$75.86	9.86%

Number of hotel properties	42
Percent of total rooms	63.5%
Percent of room revenue(2)	66.1%

Summerfield Suites
Average Daily Rate		$102.62	$94.73	8.33%
Occupancy		75.25%	80.43%	-6.44%
RevPAR		$77.22	$76.19	1.35%

Number of hotel properties	6
Percent of total rooms	9.4%
Percent of room revenue(2)	9.1%

	March 31, 2006	Three Months Ended March 31,		% Inc (dec)
		2006	2005
Hampton Inn(1)
Average Daily Rate		$106.43	$101.57	4.78%
Occupancy		61.12%	62.47%	-2.16%
RevPAR		$65.04	$63.45	2.51%

Number of hotel properties	12
Percent of total rooms	18.3%
Percent of room revenue(2)	14.9%

BY MANAGEMENT COMPANY
Innkeepers Hospitality Management(1)(3)
Average Daily Rate		$109.75	$102.76	6.80%
Occupancy		73.46%	72.83%	0.87%
RevPAR		$80.63	$74.85	7.72%

Number of hotel properties	64
Percent of total rooms	97.3%
Percent of room revenue(2)	97.9%

Third Party Managed
Average Daily Rate		$102.51	$94.08	8.96%
Occupancy		59.52%	54.28%	9.65%
RevPAR		$61.01	$51.07	19.46%

Number of hotel properties	1
Percent of total rooms	2.7%
Percent of room revenue(2)	2.1%

BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$105.03	$99.18	5.90%
Occupancy		63.76%	66.23%	-3.73%
RevPAR		$66.97	$65.68	1.96%

Number of hotel properties	4
Percent of total rooms	4.6%
Percent of room revenue(2)	3.9%

Middle Atlantic(1) [NY, NJ, PA]
Average Daily Rate		$109.73	$102.96	6.58%
Occupancy		66.03%	70.53%	-6.38%
RevPAR		$72.45	$72.61	-0.22%

Number of hotel properties	10
Percent of total rooms	14.1%
Percent of room revenue(2)	12.8%

South Atlantic(1) [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$119.93	$111.60	7.46%
Occupancy		72.24%	74.90%	-3.55%
RevPAR		$86.63	$83.59	3.64%

Number of hotel properties	15
Percent of total rooms	23.9%
Percent of room revenue(2)	25.8%

	March 31, 2006	Three Months Ended March 31,		% Inc (dec)
		2006	2005
East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$94.04	$90.16	4.30%
Occupancy		68.73%	66.22%	3.79%
RevPAR		$64.63	$59.71	8.24%

Number of hotel properties	12
Percent of total rooms	16.7%
Percent of room revenue(2)	13.4%

East South Central(1) [KY, TN, AL, MS]
Average Daily Rate		$86.79	$78.82	10.11%
Occupancy		71.85%	78.09%	-7.99%
RevPAR		$62.36	$61.55	1.32%

Number of hotel properties	2
Percent of total rooms	2.2%
Percent of room revenue(2)	1.7%

West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$83.54	$79.02	5.72%
Occupancy		84.69%	83.73%	1.15%
RevPAR		$70.75	$66.17	6.92%

Number of hotel properties	1
Percent of total rooms	0.8%
Percent of room revenue(2)	0.7%

West South Central [AR, LA, OK, TX]
Average Daily Rate		$100.00	$92.10	8.58%
Occupancy		81.43%	79.03%	3.04%
RevPAR		$81.43	$72.78	11.89%

Number of hotel properties	5
Percent of total rooms	8.7%
Percent of room revenue(2)	8.9%

Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$92.60	$90.54	2.28%
Occupancy		74.60%	65.65%	13.63%
RevPAR		$69.08	$59.44	16.22%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	3.1%

Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$118.52	$110.07	7.68%
Occupancy		79.06%	73.83%	7.08%
RevPAR		$93.70	$81.26	15.31%

Number of hotel properties	14
Percent of total rooms	25.4%
Percent of room revenue(2)	29.7%

	March 31, 2006	Three Months Ended March 31,		% Inc (dec)
		2006	2005
BY SELECTED MSA
Atlanta
Average Daily Rate		$109.82	$99.31	10.58%
Occupancy		76.13%	74.09%	2.75%
RevPAR		$83.60	$73.57	13.63%

Number of hotel properties	2
Percent of total rooms	3.5%
Percent of room revenue(2)	3.7%

Boston
Average Daily Rate		$99.33	$90.69	9.53%
Occupancy		45.96%	47.01%	-2.23%
RevPAR		$45.65	$42.64	7.06%

Number of hotel properties	1
Percent of total rooms	1.2%
Percent of room revenue(2)	0.7%

Chicago
Average Daily Rate		$95.93	$91.36	5.00%
Occupancy		65.22%	61.78%	5.57%
RevPAR		$62.56	$56.45	10.82%

Number of hotel properties	4
Percent of total rooms	7.0%
Percent of room revenue(2)	5.5%

Dallas/Ft. Worth
Average Daily Rate		$90.26	$82.93	8.84%
Occupancy		80.36%	78.86%	1.90%
RevPAR		$72.53	$65.39	10.92%

Number of hotel properties	4
Percent of total rooms	6.8%
Percent of room revenue(2)	6.2%

Denver
Average Daily Rate		$92.60	$90.54	2.28%
Occupancy		74.60%	65.65%	13.63%
RevPAR		$69.08	$59.44	16.22%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	3.1%

Detroit
Average Daily Rate		$100.55	$95.57	5.21%
Occupancy		70.78%	67.83%	4.35%
RevPAR		$71.17	$64.82	9.80%

Number of hotel properties	3
Percent of total rooms	4.5%
Percent of room revenue(2)	4.0%

	March 31, 2006	Three Months Ended March 31,		% Inc (dec)
		2006	2005
Hartford
Average Daily Rate		$110.99	$107.58	3.17%
Occupancy		70.51%	69.70%	1.16%
RevPAR		$78.26	$74.99	4.36%

Number of hotel properties	2
Percent of total rooms	2.4%
Percent of room revenue(2)	2.4%

Philadelphia
Average Daily Rate		$103.57	$96.69	7.12%
Occupancy		72.08%	77.81%	-7.36%
RevPAR		$74.65	$75.24	-0.78%

Number of hotel properties	4
Percent of total rooms	5.8%
Percent of room revenue(2)	5.4%

Richmond
Average Daily Rate		$102.51	$92.96	10.27%
Occupancy		74.03%	84.00%	-11.87%
RevPAR		$75.88	$78.09	-2.83%

Number of hotel properties	2
Percent of total rooms	2.3%
Percent of room revenue(2)	2.2%

San Francisco/San Jose/Oakland (Silicon valley)
Average Daily Rate		$120.65	$111.50	8.21%
Occupancy		78.50%	67.13%	16.94%
RevPAR		$94.71	$74.85	26.53%

Number of hotel properties	8
Percent of total rooms	15.0%
Percent of room revenue(2)	17.7%

Seattle/Portland
Average Daily Rate		$114.37	$103.73	10.26%
Occupancy		80.36%	82.72%	-2.85%
RevPAR		$91.91	$85.81	7.11%

Number of hotel properties	4
Percent of total rooms	6.3%
Percent of room revenue(2)	7.3%

Washington, D.C.(1)
Average Daily Rate		$144.08	$131.27	9.76%
Occupancy		66.40%	65.99%	0.62%
RevPAR		$95.68	$86.62	10.46%

Number of hotel properties	4
Percent of total rooms	6.7%
Percent of room revenue(2)	8.0%

(1)	Hotel operating results exclude one hotel property acquired in June 2003 which will be converted to a Courtyard hotel, one hotel property acquired in June 2004 which was converted and opened as a Hampton Inn hotel in August 2005, one hotel property acquired in February 2005 which will be converted to a Courtyard hotel and one Westin hotel acquired in May 2005 and the Bullfinch hotel acquired in November 2005.
(2)	Room revenue for January 1, 2006 to March 31, 2006.
(3)	Operating statistics for hotels acquired in 2005 include room revenue for the applicable periods from the previous owner for those periods prior to our acquisition of the hotels.